Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)

Shopify Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Subordinate Voting Shares (no par value)	457(r)				0.0000870
Fees to be Paid	2	Equity	Preferred Shares (no par value)	457(r)				0.0000870
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0000870
Fees to be Paid	4	Other	Warrants	457(r)				0.0000870
Fees to be Paid	5	Other	Subscription Receipts	457(r)				0.0000870
Fees to be Paid	6	Other	Units	457(r)				0.0000870
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:					$0.00		$0.00
		Total Fees Previously Paid:							$0.00
		Total Fee Offsets:							$0.00
		Net Fee Due:							$0.00
Offering Note

1
1a. Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Shopify Inc. (the "Registrant") is deferring payment of all of the registration fee relating to the securities that are registered and available for sale under the Registration Statement to which this exhibit pertains (this "Registration Statement").

1b. There are being registered under this Registration Statement an indeterminate aggregate initial offering price and an indeterminate number or amount of Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, Subscription Receipts and Units of the Registrant. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

1c. A registration fee of $1,091,000 was previously paid with respect to the $10,000,000,000 of securities registered under the Registrant's registration statement on Form F-10 filed on July 27, 2021 (File No. 333-258189) (the "2021 Registration Statement"). $10,000,000,000 remained unutilized under the 2021 Registration Statement and the $1,091,000 registration fee for the 2021 Registration Statement was used to offset the $927,000 registration fee required with respect to the $10,000,000,000 of securities registered under the Registrant's registration statement on Form F-10 filed on September 9, 2022 (File No. 333-267353) (the "2022 Registration Statement"). $10,000,000,000 remained unutilized under the 2022 Registration Statement and the $1,091,000 of registration fees from the 2022 Registration Statement was used to offset the $1,531,000 registration fee required with respect to the $10,000,000,000 of securities registered under the Registrant's registration statement on Form F-10 filed on November 12, 2024 (File No. 333-283168) (the "2024 Registration Statement"). The Registrant paid $440,000 as a contemporaneous fee payment for the remainder of the fee due in connection with the 2024 Registration Statement. $10,000,000,000 remains unutilized under the 2024 Registration Statement and therefore $1,531,000 of registration fees from the 2024 Registration Statement remain available for future offsets pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $0, taking into consideration the aggregate available offset of $1,531,000 from the 2024 Registration Statement, the Registrant has accordingly transmitted $0 for this Registration Statement.

2	See Note 1.

3	See Note 1.

4	See Note 1.

5	See Note 1.

6	See Note 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Shopify Inc.	F-10	333-283168	11/12/2024		$ 0.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 10,000,000,000.00
Fee Offset Sources		Shopify Inc.	F-10	333-283168		11/12/2024						$ 440,000.00
Fee Offset Sources		Shopify Inc.	F-10	333-258189		07/27/2021						$ 586,103.96
Fee Offset Sources		Shopify Inc.	F-10	333-240142		07/28/2020						$ 672,632.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion

1	The Registrant has terminated or completed any offerings that included the unsold securities under the 2024 Registration Statement, 2022 Registration Statement, 2021 Registration Statement and 2020 Registration Statement (as defined below).
 Offset Note

2
As the total filing fee required for this Registration Statement is $0, taking into consideration the total available offset of $1,531,000 ($504,896.04 of available registration fees from the 2020 Registration Statement, $586,103.96 of available registration fees from the 2021 Registration Statement and $440,000 of available registration fees from the 2024 Registration Statement), the Registrant has transmitted $0 for this Registration Statement. In accordance with Rule 457(p) under the Securities Act, the full unused amount of available registration fee offsets shall be applied to offset any registration fees due from time to time for this Registration Statement.

A registration fee of $1,531,000 was previously paid with respect to the $10,000,000,000 securities registered under the 2024 Registration Statement. The Registrant used $1,091,000 of the available registration fee offsets from the 2022 Registration Statement and paid $440,000 as a contemporaneous fee payment for the remainder of the fee. The 2024 Registration Statement remains unutilized and $1,531,000 of registration fees remain available for future offsets pursuant to Rule 457(p) under the Securities Act.

A registration fee of $927,000 was previously paid with respect to the $10,000,000,000 securities registered under the 2022 Registration Statement. The Registrant used $927,000 of the $1,091,000 available registration fee offsets from the 2021 Registration Statement. $1,091,000 of registration fees remained unutilized and available for future offsets pursuant to Rule 457(p) under the Securities Act.

A registration fee of $1,091,000 was previously paid with respect to the $10,000,000,000 of securities registered under the 2021 Registration Statement. The Registrant used $504,896.04 of available registration fee offsets from the 2020 Registration Statement and paid $586,103.96 as a contemporaneous fee payment for the remainder of the fee. $1,091,000 of the registration fees used for the 2021 Registration Statement remained unutilized and available for future offsets pursuant to Rule 457(p) under the Securities Act.

A registration fee of $973,500 was previously paid with respect to the $7,500,000,000 of securities registered under the Registrant's registration statement on Form F-10 filed on July 28, 2020 (File No. 333-240142) (the "2020 Registration Statement"). The Registrant used $300,868 of available registration fee offsets and paid $672,632 as a contemporaneous fee payment for the remainder of the fee. $504,896.04 of the registration fees used for the 2020 Registration Statement remained unutilized and available for future offsets pursuant to Rule 457(p) under the Securities Act.

Table 3: Combined Prospectuses	☑Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date